Exhibit List


Exhibit No.              Exhibit
24                                 Power of Attorney for R. A.
                            Bradley
                       POWER OF ATTORNEY

               REPORTS, SECURITIES TRANSACTIONS


     I,  R.  Allan  Bradley, of 180 East 100 South,  P.O.  Box

45360, Salt Lake City, Utah 84145-0433, as a Executive Officer

of  Questar  Corporation (the "Company"),  do  hereby  appoint

Abigail  L.  Jones  and S. E. Parks, or each  of  them  acting alone, my true and lawful attorney-in-fact to sign any Form 3,

Form 4, Form 5, or Form 144 Reports that I am required to file

with   the   Securities  and  Exchange  Commission   reporting

transactions  involving shares of the Company's  common  stock and  derivative  securities whose value is dependent  on  such shares,  including  option  grants  and  phantom  stock  units

allocated   to  my  accounts  under  the  terms  of   deferred

compensation   plans   adopted  by   the   Company   and   its

subsidiaries.

      I  acknowledge  that Ms. Jones and  Mr.  Parks  are  not

assuming any responsibility that I have to comply with federal securities laws, including compliance with Section 16  of  the

Securities and Exchange Act of 1934.

      This  Power of Attorney shall remain in full  force  and

effect  with  respect  to my holdings of any  transactions  of securities  issued by the Company as long as I am required  to make  reports of my transactions, unless I revoke  it  with  a signed writing prior to such date.





Date January 4, 2005                    /s/ R. Allan Bradley